Exhibit 99.1

Audited Consolidated Financial Statements

Cheney Brothers, Inc. and Subsidiaries

May 31, 2024 and 2023

EisnerAmper LLP

505 South Flagler Drive

Suite 900 West Palm Beach, FL 33401

T 561.832.9292

F 561.832.9455

www.eisneramper.com

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of Cheney Brothers, Inc. and Subsidiaries

Report on the Audit of the Financial Statements

Opinion

We have audited the financial statements of Cheney Brothers, Inc. and Subsidiaries (the “Company”), which comprise the consolidated balance sheets as of May 31, 2024 and 2023, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the consolidated financial position of Cheney Brothers, Inc. and Subsidiaries as of May 31, 2024 and 2023, and the consolidated results of their operations and their cash flows for each of the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

“EisnerAmper” is the brand name under which EisnerAmper LLP and Eisner Advisory Group LLC and its subsidiary entities provide professional services. EisnerAmper LLP and Eisner Advisory Group LLC are independently owned firms that practice in an alternative practice structure in accordance with the AICPA Code of Professional Conduct and applicable law, regulations and professional standards. EisnerAmper LLP is a licensed CPA firm that provides attest services, and Eisner Advisory Group LLC and its subsidiary entities provide tax and business consulting services. Eisner Advisory Group LLC and its subsidiary entities are not licensed CPA firms.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

EISNERAMPER LLP

West Palm Beach, Florida August 28, 2024

EisnerAmper LLP

www.eisneramper.com

CHENEY BROTHERS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As of May 31, 2024 and 2023 ($ Amounts in Thousands )

See notes to consolidated financial statements.

1

	2024	2023
ASSETS
Cash	$333	$216
Accounts receivable, net of allowance for credit losses of $6,900 in 2024 and $7,400 in 2023	156,355	150,688
Other receivables, net of allowance for credit losses of $1,588 in 2024 and $0 in 2023	19,990	21,940
Inventories, net	257,174	221,132
Prepaid expenses	10,000	6,647
TOTAL CURRENT ASSETS	443,852	400,623

PROPERTY AND EQUIPMENT, net of accumulated depreciation
of $208,918 in 2024 and $167,062 in 2023	486,469	398,913

OTHER NONCURRENT ASSETS
Goodwill	8,011	8,011
Other intangibles, net of accumulated amortization of
$10,047in2024and$10,161in2023	4,973	6,269
Interest rate swap agreements	17,200	13,050
Operating lease right-of-use assets, net	4,431	5,589
Other	8,325	5,004
	42,940	37,923
	$973,261	$837,459

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Outstanding checks in excess of deposits	$11,369	$16,964
Current portion of long-term debt	39,847	36,360
Accounts payable	141,149	148,595
Current portion of operating lease liabilities	1,400	1,955
Accrued wages	16,235	22,048
Accrued expenses	39,903	40,859
Income taxes payable	1	818
TOTAL CURRENT LIABILITIES	249,904	267,599

DEFERRED INCOME TAXES	27,532	23,394
DEFERRED INCOME	583	683
LONG-TERM OPERATING LEASE LIABILITIES	3,031	3,634
LONG-TERM DEBT, net of current portion and unamortized loan costs	316,373	243,765
TOTAL LIABILITIES	597,423	539,075
COMMITMENTS AND CONTINGENCIES (Note J)

STOCKHOLDERS' EQUITY
Preferred Stock; 15,000 shares authorized; none issued	-	-
Series A Convertible Preferred Stock; $0.01 par; 10,000 shares authorized;
5,274 shares issued and outstanding	142,286	142,286
Common stock; $1 par; 50,000 shares authorized;
9,796 shares issued and outstanding	10	10
Additional paid-in capital	258	258
Retained earnings	220,484	146,088
Accumulated other comprehensive income	12,800	9,742
	375,838	298,384
	$973,261	$837,459

CHENEY BROTHERS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

As of May 31, 2024 and 2023 ($ Amounts in Thousands )

See notes to consolidated financial statements.

2

	2024	2023

NET SALES	$3,277,439	$3,103,524

COST OF SALES	2,669,628	2,543,519

GROSS PROFIT	607,811	560,005

OPERATING EXPENSES
Selling	128,460	118,022
Delivery and warehouse	240,981	216,432
Office and general	130,896	122,911
TOTAL OPERATING EXPENSES	500,337	457,365

INCOME FROM OPERATIONS	107,474	102,640

OTHER INCOME (EXPENSE)
Interest expense, net of interest income of $1,523 in 2024
and $656 in 2023	(11,291)	(11,063)
Other income	3,427	3,001
OTHER INCOME (EXPENSE), NET	(7,864)	(8,062)

INCOME BEFORE INCOME TAX EXPENSE	99,610	94,578

INCOME TAX EXPENSE, net	25,214	23,430

NET INCOME	$74,396	$71,148

CHENEY BROTHERS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

As of May 31, 2024 and 2023 ($ Amounts in Thousands )

See notes to consolidated financial statements.

3

	2024	2023

NET INCOME	$74,396	$71,148

Other comprehensive income
Unrealized gain on interest rate swap agreements,
net of tax of $1,092 in 2024 and $2,320 in 2023	3,058	6,870

TOTAL COMPREHENSIVE INCOME	$77,454	$78,018

CHENEY BROTHERS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

As of May 31, 2024 and 2023 ($ Amounts in Thousands )

See notes to consolidated financial statements.

4

							Accumulated
	Series A Convertible		Common		Additional		Other
	Preferred Stock		Stock		Paid-In	Retained	Comprehensive
	Shares	Amount	Shares	Amount	Capital	Earnings	Income	Total

Balance at May 31, 2022	5,274	142,286	9,796	10	258	82,440	2,872	227,866

Net income	-	-	-	-	-	71,148	-	71,148

Unrealized gain on interest
rate swap agreements, net of tax	-	-	-	-	-	-	6,870	6,870

Dividends	-	-	-	-	-	(7,500)	-	(7,500)

Balance at May 31, 2023	5,274	142,286	9,796	10	258	146,088	9,742	298,384

Net income	-	-	-	-	-	74,396	-	74,396

Unrealized gain on interest
rate swap agreements, net of tax	-	-	-	-	-	-	3,058	3,058

Balance at May 31, 2024	5,274	$142,286	9,796	$10	$258	$220,484	$12,800	$375,838

CHENEY BROTHERS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

As of May 31, 2024 and 2023 ($ Amounts in Thousands )

See notes to consolidated financial statements.

5

	2024	2023
OPERATING ACTIVITIES
Net income	$74,396	$71,148
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation and amortization	54,313	48,724
Non-cash lease expense	1,158	2,428
Loss on sale of property and equipment	62	120
Provision for credit losses	4,059	2,702
Deferred income tax provision	3,046	4,837
Change in operating assets and liabilities:
Increase in accounts receivable	(8,138)	(3,730)
Decrease (increase) in other receivables	362	(5,390)
(Increase) decrease in inventories	(36,044)	8,613
Increase in prepaid expenses	(3,353)	(1,488)
(Increase) decrease in other noncurrent assets	(3,321)	5,352
(Decrease) increase in accounts payable	(7,446)	6,205
Decrease in accrued wages	(5,813)	(2,384)
(Decrease) increase in accrued expenses	(956)	12,715
Decrease in operating lease liabilities	(1,158)	(2,428)
(Decrease) increase in income taxes payable	(817)	10
Decrease in deferred income	(100)	(100)
NET CASH PROVIDED BY OPERATING ACTIVITIES	70,250	147,334

INVESTING ACTIVITIES
Proceeds from sale of property and equipment	85	203
Capital expenditures	(72,707)	(104,925)
NET CASH USED IN INVESTING ACTIVITIES	(72,622)	(104,722)

FINANCING ACTIVITIES
Borrowings (repayment) on line of credit, net	27,489	(46,380)
Decrease in outstanding checks in excess of deposits	(5,595)	(9,909)
Borrowings on long-term debt	27,027	62,999
Payment of loan costs	(53)	(524)
Repayments on long-term debt	(46,379)	(41,200)
Payment of cash dividends	-	(7,500)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	2,489	(42,514)

NET INCREASE IN CASH	117	98

CASH, BEGINNING OF YEAR	216	118

CASH, END OF YEAR	$333	$216

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the year for interest	$11,365	$11,033

Cash paid during the year for income taxes	$17,217	$21,199

CHENEY BROTHERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2024 and 2023

($ Amounts in Thousands)

NOTE A – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation: The accompanying consolidated financial statements include the accounts of Cheney Brothers, Inc. and its wholly-owned subsidiaries (the “Company”), Cheney OFS, Inc. (“OFS”), a Florida corporation, Coast to Coast Importing, LLC (“Coast to Coast”), a Florida limited liability company, GWB, LLC (“GWB”), a Florida limited liability company, Belgium Butter, Nut & Candy, LLC (“Belgium”), a Florida limited liability company, Blue Reef Fish Company, LLC (“Blue Fish”), a Florida limited liability company, Meat and Seafood Solutions, LLC (“Meat & Seafood”), a North Carolina limited liability company, Cheney Properties, LLC (“Properties”), a Florida limited liability company, Coast to Coast Cold Storage, LLC (“Cold Storage”), a Florida limited liability company, CDL Right Now!, LLC (“CDL”), a Florida limited liability company, and Coast to Coast Express Aviation, LLC (“Aviation”), a Florida limited liability company. Intercompany transactions and balances have been eliminated in consolidation.

Business: The Company is a marketer and distributor of food and food service products. The Company is incorporated in the State of Florida and has been operating primarily in Florida, North and South Carolina, and to a lesser degree other states in the southeast and internationally since 1928. The Company primarily provides its products to restaurants, hotels and other institutions.

Cash: Balances in the Company’s bank accounts at May 31, 2024 and 2023, are fully insured by the FDIC.

Accounts Receivable: Accounts receivable consist primarily of trade receivables from customers and receivables from suppliers for marketing or incentive programs. The past-due status of trade receivables is based on contractual terms with each customer. Effective January 1, 2023, the Company adopted FASB's ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326) -Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), as amended. The allowance for expected credit losses represents the Company's best estimate based on consideration of the following factors when determining the collectability of specific customer accounts: customer creditworthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. The allowance for expected credit losses is primarily based on two primary factors: i) the aging of the different categories of trade receivables, and ii) a specific reserve for accounts identified as uncollectible. The adoption and application of the standard had no material effect on the financial statements.

The Company utilized an allowance for uncollectible accounts methodology prior to the adoption of ASU 2016-13. The allowance for uncollectible accounts had been determined primarily through specific identification and evaluation of significant past-due amounts, supplemented by an estimate applied to the remaining balance of past-due accounts, which was based on historical experience. Based on management's assessment, the Company provides for estimated allowance amounts through a charge to earnings.

Other Current Receivables: The Company’s other current receivables reported on the consolidated balance sheets includes accounts receivable for income tax refunds in the amounts of $1,331 and $5,997 for 2024 and 2023, respectively.

6

CHENEY BROTHERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2024 and 2023

($ Amounts in Thousands)

NOTE A – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventories: Inventories consist of food and related products held for resale and are valued at the lower of cost (average cost) and net realizable value.

The Company adjusts inventory balances as needed for slow-moving and obsolete inventory. Inventory reserves are estimated based on multiple considerations, including, but not limited to, a product’s age, seasonal demand, market trends, and business strategies.

Property and Equipment: Property and equipment are carried at cost. Depreciation is recorded using the straight-line method over the estimated useful lives of the related assets. The useful lives are generally 40 years for buildings and improvements and range from 5 to 20 years for furniture and equipment, computer and warehouse management systems, and transportation equipment. Maintenance and repairs and minor replacements are charged to earnings when incurred.

Impairment of long-lived assets: The Company assesses the impairment of its long-lived assets, including property and equipment, used in operations whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Long-lived assets are considered to be impaired when the sum of the expected undiscounted future operating cash flows is less than the carrying value of the related assets. If impairment is identified, the Company will reduce the carrying value of the assets to the fair value. No impairments were recorded during 2024 and 2023.

Goodwill and Other Intangible Assets: Goodwill with an indefinite useful life is not amortized. Intangible assets with finite useful lives, principally customer lists, are amortized generally on a straight line basis over the periods benefited, currently 15 years. The Company did not make any payments during the years ending May 31, 2024 and 2023 for intangibles. Amortization expense was $1,296 and $1,395 during the years ended May 31, 2024 and 2023, respectively. Amortization expense is expected to approximate

$1,200 for each of the next five years. Goodwill, customer lists and other intangible assets are reviewed for possible impairment at least annually when financial statements are prepared or more frequently upon the occurrence of an event or when circumstances indicate that the carrying amounts of goodwill or other intangible assets is greater than its fair value or circumstances indicate that carrying amounts may not be recoverable. If the carrying value of goodwill or indefinite-lived intangible assets (“the intangibles”) exceeds its fair value, an impairment loss is recognized. The intangibles are assessed for impairment using a qualitative or quantitative approach. Where the Company uses a qualitative analysis, it considers factors that include historical financial performance, macroeconomic and industry conditions, and legal and regulatory environment. If the qualitative assessment indicates that it is more likely than not that an impairment exists, then a quantitative assessment is performed. The quantitative assessment requires an analysis of several estimates including future cash flows or income consistent with management’s strategic application of assumptions underlying a discount rate (weighted average cost of capital) based on market data available at the time to determine fair value of the intangibles. There was no impairment recorded in fiscal years 2024 and 2023.

7

CHENEY BROTHERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2024 and 2023

($ Amounts in Thousands)

NOTE A – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Other Noncurrent Assets: Other noncurrent assets consist of various security and customer deposits, cash value of officers’ life insurance of $463 and $478 in 2024 and 2023, respectively, and an investment of

$2,180 in 2024 and 2023 in a joint venture that owns property located in Riviera Beach, Florida. The joint venture is accounted for at cost as the equity method impact is not material.

Deferred Income: The Company received cash in connection with entering into a distribution agreement for certain products. This amount is being amortized over the term of the agreement of 10 years on a straight-line basis.

Loan Costs: During 2024 and 2023, the Company incurred loan costs totaling $53 and $524, respectively, in connection with the Company’s line of credit and long-term debt. These costs are presented as a direct deduction from the carrying amount of the debt and are being amortized over the lives of the respective loans on a basis that approximates the effective interest rate method. Amortization in the amount of $634 and $501 was recorded in 2024 and 2023, respectively, as a component of interest expense in the accompanying consolidated statements of income. Future annual amortization for each of the next five years will be approximately $500 per year.

Revenue Recognition: The Company generates revenue primarily from the distribution and sale of food and related products to its customers. Substantially all revenue is recognized at the point in time in which the product is delivered to the customer. The Company grants certain customers sales incentives, such as rebates or discounts, which are accounted for as variable consideration. The variable consideration is based on amounts known at the time the performance obligation is satisfied and, therefore, requires judgment. The Company includes discounts taken by customers for trade discounts, billbacks, rebates, and price reductions as reductions reflected in net sales.

The Company recognizes revenues in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 606 which occurs when the performance obligation is satisfied, which is the point at which control of the promised goods or services are transferred to its customers, in an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those goods or services. For the majority of the Company’s customer arrangements, control transfers to customers at a point-in-time when goods have been delivered, as that is generally when legal title, physical possession and risks and rewards of goods/services transfers to the customer. The timing of satisfaction of the performance obligation is not subject to significant judgment. While certain additional services may be identified within a contract, those services are individually immaterial in the context of the contract with the customer, and, therefore, not assessed as performance obligations.

Sales tax collected from customers is not included in revenue, but rather recorded as a liability due to the respective taxing authorities. Shipping and handling costs include costs associated with the selection of products and delivery to customers and are included within delivery and warehouse expenses in the accompanying consolidated statements of income.

8

CHENEY BROTHERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2024 and 2023

($ Amounts in Thousands)

NOTE A – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (continued): After completion of the Company’s performance obligations, the Company has an unconditional right to consideration as outlined in its contracts with customers. Customer receivables will generally be collected in less than 40 days in accordance with the underlying payment terms.

The Company has certain customer contracts in which upfront monies are paid to its customers. These payments are not related to financing of the customer’s business. They are not associated with any distinct good or service to be received from the customer and, therefore, are treated as a reduction of transaction prices. All upfront payments are capitalized and amortized over the life of the contract or the expected life of the relationship with the customer on a straight-line basis. As of May 31, 2024 and 2023, these contract assets were not significant.

Contract assets represent the Company’s right to consideration based on satisfied performance obligations from contracts with customers. Contract assets consist of accounts receivable which were

$163,255, $158,088, and $155,060 as of May 31, 2024, 2023, and 2022, respectively. Contract liabilities represent payments received from customers prior to the satisfaction of the corresponding performance obligations. Contract liabilities are recognized as revenue once the corresponding performance obligations are satisfied based on the contract with the customer. Contract liabilities, which are included in deferred income on the consolidated balance sheets, were $583, $683, and $783 at May 31, 2024, 2023, and 2022, respectively.

The incremental cost of obtaining a contract with a customer is recorded as deferred costs if the Company expects to recover such costs that the Company would not have incurred if the contract had not been obtained. If the costs would have been incurred regardless of whether the contract was obtained, they are expensed as incurred unless such costs are explicitly chargeable to the customer, whether or not the contract is obtained. The Company did not incur any significant amount of such costs and no amounts have been deferred during the years ended May 31, 2024 and 2023.

The Company recognizes consideration received from vendors as a reduction to cost of sales when the services performed in connection with the monies received are completed and when the related product has been sold. In many instances, the vendor consideration is in the form of a specified amount per case or per pound. In these instances, the Company recognizes the vendor consideration as a reduction of cost of sales when the product has sold. As of May 31, 2024 and 2023, the rebate amounts receivable aggregate

$19,593 and $15,084, respectively, and are included in other receivables in the accompanying Balance Sheets.

Leases: The Company leases trucks, office space, office equipment, and warehouse equipment. It is determined at inception if the arrangement is a lease. Operating leases are included in operating lease right-of-use “ROU” assets, current operating lease liabilities, and long-term operating lease liabilities on the accompanying consolidated balance sheets. Finance leases are included in property and equipment, net, current portion of long-term debt, and long-term debt on the accompanying consolidated balance sheets.

9

CHENEY BROTHERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2024 and 2023

($ Amounts in Thousands)

10

NOTE A – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Leases (continued): ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the leases do not provide an implicit rate, the incremental borrowing rate is used based on the information available at commencement date in determining the present value of lease payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for operating lease payments is recognized on a straight-line basis over the lease term.

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The Company has lease agreements with lease and non-lease components, which are generally accounted for separately. For certain leases, such as office and warehouse space, lease and non-lease components are accounted for as a single lease component. For arrangements accounted for as a single lease component, there may be variability in future lease payments as the amount of the non-lease components is typically revised from one period to the next. These variable lease payments, which are primarily comprised of common area maintenance, utilities, and property taxes, are recognized in operating expenses in the period in which the obligation for those payments was incurred.

In evaluating contracts to determine if they qualify as a lease, the Company considers factors such as if it has obtained substantially all the rights to the underlying asset through exclusivity, if it can direct the use of the asset by making decisions about how and for what purpose the asset will be used and if the lessor has substantive substitution rights. This evaluation may require significant judgment.

In allocating consideration in the contract to the separate lease components and the non-lease components, the Company uses the standalone prices of the lease and non-lease components. Observable standalone prices are used, if available. If the standalone price for a component has a high level of variability or uncertainty, this allocation may require significant judgment.

In determining the discount rate used to measure the right-of-use asset and lease liability, the Company uses rates implicit in the lease, or if not readily available, its incremental borrowing rate. The Company’s incremental borrowing rate is the rate implicit in its line of credit.

Purchase and Promotional Discounts: Purchase discounts are recorded as a reduction to cost of sales as they are taken. Promotional discounts are recorded as a reduction to cost of sales when earned.

Advertising Costs: Advertising costs, which are included in selling expense on the accompanying consolidated statements of income, are expensed as incurred and totaled approximately $3,559 and $4,627 during the years ended May 31, 2024 and 2023, respectively.

CHENEY BROTHERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2024 and 2023

($ Amounts in Thousands)

1

NOTE A – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes: The Company accounts for income taxes in accordance with the provisions of FASB ASC 740, Income Taxes. FASB ASC 740 requires recognition of deferred tax assets and liabilities for the expected future income tax consequences of events that have been recognized in the Company’s consolidated financial statements. Deferred tax assets and liabilities are determined based on the temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years in which the temporary differences are expected to reverse.

The Company evaluates its uncertain tax positions in accordance with FASB ASC 740, Income Taxes. Management does not believe that the Company has any significant uncertain tax positions that would be material to the consolidated financial statements. There were no significant interest and penalties recognized in the consolidated statements of income for 2024 and 2023 which would be charged to income tax expense or in the consolidated balance sheets at May 31, 2024 and 2023. The Company files its income tax returns as prescribed by the tax laws of the jurisdictions in which it operates. The Company’s

U.S. income tax returns are generally no longer subject to examination for years through May 31, 2020.

Letters of Credit: The Company is a party to standby letters of credit aggregating $50. These letters of credit include financial guarantees and are not recorded in the accompanying consolidated balance sheets since they have not been drawn upon.

Financial guarantees are conditional commitments issued by the Company to guarantee the payment of certain liabilities of the Company. The letters of credit are issued primarily to act as security for payment of insurance and utility bills. The Company’s exposure for these guarantees is equal to the letter of credit amounts.

Recent Accounting Pronouncements: The following update to accounting standards has been issued by the FASB and may affect the Company in future years:

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments (Topic 326) – Credit Losses: Measurement of Credit Losses on Financial Instruments, which provides guidance regarding the measurement of credit losses on financial instruments. The new guidance replaces the incurred loss impairment methodology in the current guidance with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to determine credit loss estimates. The Company adopted the ASU beginning June 1, 2023. It was determined that assets held by the Company subject to the guidance were trade accounts receivable, vendor rebate receivable, and notes receivable. The impact of the analysis of these assets was not considered material to the financial statements.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 840) - Improvements to Income Tax Disclosures, which provides guidance regarding disclosures for income tax, specifically effective tax rates and income taxes paid. This ASU will be effective for fiscal years beginning after December 15, 2025. The Company is in the process of assessing the impact of this ASU on its consolidated financial statements.

CHENEY BROTHERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2024 and 2023

($ Amounts in Thousands)

1

NOTE A – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations: The Company does not have a concentration of customers or vendors representing greater than 10% of sales or purchases which creates a risk where their loss would have a material impact on the Company’s financial position or results of operations.

Comprehensive Income: Comprehensive income is the total of (1) net income plus (2) all other changes in financial position arising from non-Company sources, which are referred to as items of other comprehensive income (“OCI”). Changes in components of accumulated other comprehensive income consisted of unrealized gains and losses on interest rate swap agreements and is presented in the consolidated statements of comprehensive income and stockholders’ equity. The Company releases any tax effects remaining in accumulated other comprehensive income as an individual swap agreement is sold, liquidated or extinguished.

Use of Estimates: The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events: The Company has evaluated subsequent events through August 28, 2024, which is the date that the consolidated financial statements were available to be issued.

On August 13, 2024, the owners of the Company entered into a Purchase Agreement under which Performance Food Group will acquire 100% of the outstanding shares of the Company. The agreement is subject to regulatory approvals and is expected to close in fiscal 2025.

NOTE B – ALLOWANCE FOR CREDIT LOSSES

A summary of the activity in the allowance for credit losses on trade receivables is as follows:

2024		2023
Balance at beginning of year	$ 7,400	$ 5,400
Charged to costs and expenses, net of recoveries	2,471	2,702
Customer accounts written off	(2,971)	(702)
Balance at end of year	$ 6,900	$ 7,400

The Company also keeps an allowance for credit losses on other receivables in the amount of $1,588 and

$0 in 2024 and 2023, respectively.

CHENEY BROTHERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2024 and 2023

($ Amounts in Thousands)

1

NOTE C – PROPERTY AND EQUIPMENT, NET

Major classes of property and equipment, net as of May 31, 2024, and 2023, are as follows:

	2024	2023
Land	$ 17,543	$ 16,828
Buildings and improvements	312,878	270,407
Furniture and equipment	87,468	73,981
Computer and warehouse management systems	72,135	59,603
Transportation equipment	3,300	3,104
Right-of-use assets, financing	202,063	142,052
	695,387	565,975
Less accumulated depreciation	(208,918)	(167,062)
	$ 486,469	$ 398,913

Depreciation expense for the years ended May 31, 2024 and 2023 was $52,382 and $46,828, respectively. This includes amortization expense of $28,036 and $26,072 for finance right-of-use assets in 2024 and 2023.

NOTE D – LINE OF CREDIT

The Company has a line of credit with a bank secured by the trade accounts receivable and inventory of the Company. The line of credit provides for a maximum borrowing of $300 million based on availability at 62% of eligible Company inventory up to a maximum of $150 million and 85% of eligible accounts receivable. Interest on the line of credit is payable monthly at the average monthly SOFR (Secured Overnight Financing Rate) rate plus 1.35% to 1.95% depending upon the Company’s excess availability. In connection with an amendment to the line of credit, the Company entered into an interest rate swap agreement with the lender which provides that the Company will pay a fixed rate of 1.965% on $45 million of the outstanding line of credit balance through January 13, 2027. The excess availability at May 31, 2024 was $266.4 million. The interest rate was 1.965% at May 31, 2024 and 2023.

The entire outstanding principal balance on May 31, 2024, of approximately $29 million, is due January 13, 2027. The balances are reported net of unamortized loan costs of $910 in 2024 and $1,236 in 2023. The available balance of the line of credit fluctuates during the year as the balance of the Company’s accounts receivable and inventory increases during seasonal peaks of the Company’s market area.

The Company’s outstanding checks in excess of deposits amounting to $11,369 and $16,964 at May 31, 2024 and 2023, respectively, represent the Company’s outstanding checks at a given point in time that are funded by the line of credit on a daily basis.

The loan includes certain financial covenants imposed by the bank.

CHENEY BROTHERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2024 and 2023

($ Amounts in Thousands)

1

NOTE E – INTEREST RATE SWAP AGREEMENTS

Simultaneously with its line of credit and mortgage loan agreements, the Company entered into Receive- variable/Pay Fixed interest rate swap agreements with various banks as a hedge against future interest rate increases on loans with a notional amount of approximately $154,000. Under the terms of the swaps, the notional amount was equivalent to the outstanding principal balance on the loans and the Company received interest at a variable rate equivalent to the bank's floating market rates. The swap agreements fix the interest rate through maturity of the swap agreements which match the loan maturing dates. The swaps decreased the Company’s exposure to variable interest rates by fixing the interest rate on the various loans.

The swap agreements are reported as an asset at May 31, 2024 and 2023 on the consolidated balance sheets at their fair value of $17,200 and $13,050, respectively, and the unrealized gain, net of income taxes, related to the change in the fair value of the interest rate swap agreements of $3,058 and $6,870, respectively, is reported as other comprehensive income. The fair value of the interest rate swap agreements was provided by the banks originating the loans which were the counterparty to the agreements, based on their proprietary pricing models.

NOTE F – LONG-TERM DEBT
Long-term debt consists of the following as of May 31, 2024, and 2023:
	2024	2023

Mortgage loans, collateralized by substantially all property and equipment of the Company, with effective interest rates of 3.54% to 5.62% per annum at May 31, 2024, due in monthly payments of principal and interest, maturing at various dates through August 1, 2041. The Company has entered into interest rate swap agreements to hedge variable interest rates on certain of these loans that were converted from fixed rate interest only construction loans to fully amortizing floating rate mortgage loans upon completion of construction. Effective interest rates at May 31, 2023 ranged from 3.54% to 6.01% per annum. Mortgage loan balances are net of unamortized loan costs of $1,267 in 2024 and $1,516 in 2023.

	$ 169,490	$ 155,402
Equipment loans, collateralized by certain warehouse equipment and computer hardware and software, with effective interest rates of 2.90% to 4.81% per annum at May 31, 2024, due in monthly payments of principal and interest, maturing at various dates through June 17, 2030. Effective interest rates at May 31, 2023 ranged from 2.90% to 7.88% per annum. Equipment loan balances are net of unamortized loan costs of $0 in 2024 and $3 in 2023.	$13,809	$18,877

Unsecured loans with effective interest rates of 5.07% to 5.10% per

CHENEY BROTHERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2024 and 2023

($ Amounts in Thousands)

1

annum at May 31, 2024, due in monthly payments of principal and interest, maturing at various dates through July 15, 2028. Effective interest rates at May 31, 2023 ranged from 5.31% to 7.27% per annum. Unsecured loan balances are net of unamortized loan costs of $0 in 2024 and $2 in 2023.	7,031	7,469
Total principal, net of unamortized loan costs	190,330	181,748
Less current portion	10,047	11,651
Noncurrent portion of long-term debt	180,283	170,097
Line of credit, net of unamortized loan costs (Note D)	27,815	-
Long-term debt, net of current portion and unamortized loan costs	$ 208,098	$ 170,097

Lease liabilities for finance ROU assets are not included in the table above and are addressed in Note L.

Interest expense on long-term liabilities, excluding liabilities for finance ROU assets (see Note L), was $8,688 and

$8,528 in 2024 and 2023, respectively.

Principal payments on long-term debt, excluding the line of credit, liability for finance right-of-use assets, and unamortized loan costs, are due as follows:

Year Ending May 31,	Mortgage Loans	Equipment Loans	Unsecured Loans	Amount
2025	$ 7,986	$ 1,583	$ 2,794	$ 12,363
2026	8,236	1,526	2,239	12,001
2027	8,396	1,271	1,128	10,795
2028	9,206	1,143	870	11,219
2029	8,742	1,143	-	9,885
Thereafter	128,191	7,143	-	135,334
Total	170,757	13,809	7,031	191,597
Unamortized loan costs	(1,267)	-	-	(1,267)
	$ 169,490	$ 13,809	$ 7,031	$ 90,330

NOTE G – FAIR VALUE MEASUREMENTS AND DISCLOSURE

The Company follows the provisions of FASB ASC 820, Fair Value Measurements and Disclosures, which establishes a framework for measuring fair value that provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives highest priority to unadjusted quoted prices in active markets for identical assets and liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under FASB ASC 820 are described below:

CHENEY BROTHERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2024 and 2023

($ Amounts in Thousands)

1

NOTE G – FAIR VALUE MEASUREMENTS AND DISCLOSURE(continued)

Level 1: Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the assets or liabilities, either directly or indirectly.

Level 3: Inputs are unobservable for the assets or liabilities.

The fair value measurement of an asset or liability within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The following methods and assumptions were used by the Company in estimating the fair values of assets that are measured at fair value on a recurring basis. There were no changes in the methodologies used at May 31, 2024 and 2023.

Interest Rate Swap Agreements: Valued by the counterparty based on one or more proprietary models using inputs that are derived principally from or corroborated by observable market data.

The following tables set forth by level within the fair value hierarchy, the Company’s assets measured at fair value on a recurring basis at May 31, 2024 and 2023.

2024
	Level 1	Level 2	Level 3	Total
Assets
Interest rate swap agreements	$ -	$ 17,200	$ -	$ 17,200

2023
	Level 1	Level 2	Level 3	Total
Assets
Interest rate swap agreements	$ -	$ 13,050	$ -	$ 13,050

The valuation methods used may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Company believes its valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine fair value of certain financial instruments could result in different fair value measurements at the reporting date.

NOTE H – INCOME TAX EXPENSE

The components of the Company’s income tax expense for the years ended May 31, 2024 and 2023 are as follows:

CHENEY BROTHERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2024 and 2023

($ Amounts in Thousands)

1

NOTE H – INCOME TAX EXPENSE (continued)

	2024	2023
Current
Federal	$ 16,998	$ 14,755
State	5,170	3,838
	22,168	18,593
Deferred
Federal	3,039	4,774
State	7	63
	3,046	4,837
	$ 25,214	$ 23,430

The difference between the provision for income taxes and the amount of income tax expense that would result from applying domestic federal statutory tax rate to pretax income is principally attributable to the following:

	2024	2023
Federal statutory rate of 21%	$ 20,918	$ 19,861
Effect of state income taxes	4,367	3,934
Fuel Credit	(327)	(365)
Other	256	-
Income tax expense	$ 25,214	$ 23,430

The income tax provision includes deferred income taxes and credits relating to the timing differences that result from reporting certain items for income tax purposes in different years than for financial statement purposes.

The components of deferred income tax liabilities (assets) at May 31, 2024 and 2023, are as follows:

2024 2023

Liabilities

Depreciation and amortization	$ 26,933	$ 23,754
Interest rate swap agreements	4,400	3,308
Other	206	-
Assets Capitalization of certain inventory costs (2,274) (1,809)
Bad debt provision	(1,733)	(1,859)
Net deferred income tax liability	$ 27,532	$ 23,394

No valuation allowance has been established for the above amounts, as management believes the amounts will be fully realized.

CHENEY BROTHERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2024 and 2023

($ Amounts in Thousands)

1

NOTE I – STOCKHOLDERS’ EQUITY

Effective July 23, 2020, the Company amended its Articles of Incorporation to increase the number of authorized shares of common stock to 50,000 shares and preferred shares to 25,000 (10,000 of which were designated Series A Preferred Stock; $.01 par value). In connection therewith, the Company sold 5,274 shares of the Series A Preferred Stock for $150,000 (less offering costs of $7,714) resulting in net proceeds to the Company of $142,286. The Series A Preferred Stock is convertible into common stock at any time at the option of Series A Preferred Stock stockholders at a ratio that as of closing represents 35% of the fully diluted equity of the Company (after giving effect to the conversion). The Series A Preferred Stock carries a dividend rate of 10% per annum payable quarterly in kind or in cash at the Company’s option. The dividend rate is reduced to 0% if the Company meets certain EBITDA thresholds. The Company met the stated threshold in November 2022 and, as such, the dividend was reduced to 0% beginning December 1, 2022. The dividend rate is increased by 3% if the Company breaches certain fundamental covenants. The Series A Preferred Stock participates pro-rata with the common stock on dividends and distributions on an as converted basis and votes with common stock pro rata on an as converted basis up to 49.9%; as converted shares above that level are treated as non-voting.

The Series A Preferred Stock has a liquidation preference equal to the greater of 1) the amount that a holder of Series A Preferred Stock would have received had the holder, as of the commencement of a liquidation event, converted the share of Series A Preferred Stock into common stock pursuant to the conversion rights using the applicable conversion price at the time of the liquidation event, or 2) cash or cash and/or freely tradeable marketable securities in connection with an exit transaction (as defined in the Shareholders Agreement) with a value equal to the stated value of such share of Series A Preferred Stock at the time of the liquidation event.

In connection with, and prior to, the sale of the Company as disclosed in Note A “Subsequent Events”, the Preferred shares will be converted into common stock representing 35% of the outstanding shares of the Company.

NOTE J – COMMITMENTS AND CONTINGENCIES

Litigation: The Company is periodically involved in litigation either as a plaintiff or as a defendant. Management believes that there are presently no matters that would have a material effect on the Company’s financial position or results of operations.

Construction Commitment: The Company entered into construction contracts to build a distribution facility in Florence, South Carolina and two production facilities in St Cloud, Florida and Pompano Beach, Florida. The contracts are for approximately $97,000 for the distribution facility and approximately $44,000 combined for the production facilities. Projects are expected to be completed in the next two years. At May 31, 2024, approximately $18,000 and $12,000 have been expended in connection with the distribution facility and production facilities, respectively. These amounts are included in Buildings and improvements in Note C – Property and Equipment, Net.

Equipment Commitment: See Note L – Leases for information on additional lease commitments entered into by the Company.

CHENEY BROTHERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2024 and 2023

($ Amounts in Thousands)

1

NOTE K – 401(K) PLAN

The Company has a 401(k) Plan in which all full time employees, 21 years of age and older, may elect to participate. Under the Plan, the Company matches 50% of employee contributions up to 6% of eligible compensation. Company contributions for the years ended May 31, 2024 and 2023 were $3,101 and

$2,889, respectively.

NOTE L – LEASES

The Company has operating and finance leases for trucks, office space and certain office and warehouse equipment. Leases have remaining lease terms of up to 24 years. As of May 31, 2024 and 2023, assets recorded under finance leases were $202,063 and $142,052, respectively, and accumulated depreciation associated with finance leases was $65,062 and $44,341, respectively.

The following table presents the location of the finance right-of-use assets and lease liabilities in the Company’s consolidated balance sheets.

	Consolidated Balance Sheet Location	2024	2023
Finance right-of-use assets	Property and equipment, net	$ 137,001	$ 97,711
Current finance lease liabilities	Current portion of long-term debt	29,800	24,709
Long-term finance lease liabilities	Long-term debt, net of current portion	108,275	73,668
	The components of lease expense were as follows:	2024 2023
	Operating lease cost Finance lease cost Amortization of right of use assets	$ 2,069 $ 2,819 $ 28,036 $ 26,072
	Interest on lease liabilities	2,603 2,536
	Total finance lease cost	$ 30,639 $ 28,608

Other information related to leases was as follows:

Weighted Average Remaining Lease Term

2024 2023

Operating leases	10.88 yrs	9.87 yrs
Finance leases	5.81 yrs	5.27 yrs

Weighted Average Remaining Discount Rate

2024 2023

Operating leases	2.55%	2.65%
Finance leases	2.19%	2.46%

Supplemental Cash Flow Information:

CHENEY BROTHERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2024 and 2023

($ Amounts in Thousands)

20

NOTE L – LEASES (continued)

Cash paid for amounts included in the measurement of lease liabilities:

2024 2023

Operating cash flows from operating leases	$ 2,069	$ 2,819
Finance cash flows from finance leases	27,681	25,434

Right-of-use assets obtained in exchange for lease obligations:

2024 2023

Operating leases	$ 911	$ 1,656
Finance leases	67,951	25,289

Future minimum lease payments under non-cancellable leases as of May 31, 2024 were as follows:

Year Ending May 31,	Operating Leases	Finance Leases	Total
2025	$ 1,637	$ 32,423	$ 34,060
2026	842	28,013	28,855
2027	698	25,740	26,438
2028	365	20,954	21,319
2029	122	16,908	17,030
Thereafter	2,032	27,817	29,849
Total future minimum lease payments	5,696	151,855	157,551
Less imputed interest	(1,265)	(13,780)	(15,045)
Total	$ 4,431 $ 138,075 $ 142,506

As of May 31, 2024, we have entered into agreements to acquire new leased equipment which will result in additional estimated finance lease payments of $10,092 annually over the life of the leases, between 5 years and 8 years. These leases will commence between fiscal year 2025 and fiscal year 2027.

NOTE M – REVENUE

Disaggregation of sales: The below table represents a disaggregation of revenue for the Company’s principal product categories.

CHENEY BROTHERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2024 and 2023

($ Amounts in Thousands)

21

NOTE M – REVENUE (continued)
Principal product categories	2024	2023
Frozen fruits, vegetables, desserts, etc.	$ 770,754	$ 734,317
Dry goods	583,260	540,896
Refrigerated goods	450,049	448,346
Fresh and frozen meat	421,528	366,202
Paper and disposables	283,371	302,513
Fresh and frozen seafood	228,875	231,066
Fresh poultry	169,515	142,747
Fresh produce	157,946	146,596
Beverage	150,815	133,426
Other	61,326	57,415
Total sales	$ 3,277,439	$ 3,103,524